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                             CONSULTING AGREEMENT
                        SUBADVISORY CONSULTING AGREEMENT
                             STRATEGIC INCOME FUND
                              NORTH AMERICAN FUNDS


SUBADVISORY CONSULTING AGREEMENT made this 1st day of January, 1996, between Salomon Brothers Asset Management Inc, a Delaware corporation ("SBAM") and Salomon Brothers Asset Management Limited, a company incorporated under the laws of England ("SBAM Limited").

In consideration of the mutual covenants contained herein, with effect on and from the Effective Date (as defined in paragraph 5 of this Subadvisory Consulting Agreement) the parties agree as follows:


1.     APPOINTMENT OF SUBADVISORY CONSULTANT

Pursuant to paragraph 5 of the Subadvisory Agreement between NASL Financial Services, Inc., a Massachusetts corporation (the "Adviser"), and SBAM dated January 1, 1996 (the "Agreement"), SBAM Limited undertakes to act as a subadviser and manage the investment and reinvestment of the assets or such part of the assets of the Strategic Income Fund (the "Portfolio") of North American Funds (the "Fund") as may be agreed between SBAM and SBAM Limited from time to time (the "Delegated Portion"), subject to the supervision of SBAM and the Trustees of the Fund and to the terms of this Subadvisory Consulting Agreement. SBAM Limited will be an independent contractor and will have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent unless expressly authorized in this Subadvisory Consulting Agreement or another writing by the Fund and the Adviser.

SBAM Limited is a member of the Investment Management Regulatory Organization Limited ("IMRO") and is regulated in its conduct of Investment Business (as defined in IMRO's rules) by IMRO and each of the Fund and SBAM will be a Non-private Customer (as defined in IMRO's rules) of SBAM Limited.


2.     SERVICES TO BE RENDERED BY THE SUBADVISORY CONSULTANT TO THE PORTFOLIO

Subject always to the direction and control of the Trustees of the Fund and SBAM, SBAM Limited will manage the investments and determine the composition of the assets of the Delegated Portion in accordance with the investment objectives, policies and restrictions contained in the Fund's prospectus and statement of additional information in so far as they relate to the Portfolio (both as amended from time to time) and in compliance with the provisions of the Investment Company Act of 1940, as amended (the "Investment Company Act") and the rules promulgated thereunder and, so far as permitted thereby, is hereby authorized to borrow money and to effect transactions on or off any exchange on behalf of the Portfolio.


3.     COMPENSATION OF SUBADVISER

SBAM will pay SBAM Limited such compensation as specified in Appendix A to this Subadvisory Consulting Agreement.
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4.     APPLICABILITY OF PROVISIONS OF THE AGREEMENT

The provisions of paragraphs 2.c, 4, 7 and 9 of the Agreement are hereby incorporated into this Subadvisory Consulting Agreement and shall be read herein as if references to "the Subadviser" were references to SBAM Limited. For this purpose, the following further modifications shall be deemed to be made to paragraph 4 of the Agreement. In that paragraph, references to "the Adviser" shall be deemed to include references to SBAM, the number "(i)" shall be deemed to be inserted between "resulting from" and "its acts" and at the end of that paragraph the words "or (ii) any breach by SBAM Limited or any of its directors, officers or employees of its duties or obligations under the Financial Services Act of 1986 of the United Kingdom or under the regulatory system (as defined in IMRO's rules)" shall be deemed to be inserted between "employees" and ".".


5.     DURATION AND TERMINATION OF SUBADVISORY CONSULTING AGREEMENT

This Subadvisory Consulting Agreement shall become effective  on the later of:

(i)    the date of its execution,

(ii)   the effective date of the registration statement of the Portfolio,

(iii) the date this Subadvisory Consulting Agreement is approved by the Trustees of the Fund in accordance with the Investment Company Act, and

(iv) the date of the meeting of the shareholders of the Portfolio, at which meeting this Subadvisory Consulting Agreement is approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Portfolio.

such date being referred to in this Subadvisory Consulting Agreement as the "Effective Date".

The Subadvisory Consulting Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Fund or by a majority of the outstanding voting securities of the Portfolio, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Fund who are not interested persons (as defined in the Investment Company Act) of any party to this Subadvisory Consulting Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of this Subadvisory Consulting Agreement or of any continuance of this Subadvisory Consulting Agreement shall be effective with respect to the Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of the Portfolio votes to approve this Subadvisory Consulting Agreement or its continuance, notwithstanding that the Subadvisory Consulting Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other portfolio of the Fund or (b) all the portfolios of the Fund.

This Subadvisory Consulting Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of the Portfolio, on sixty days' written notice to SBAM and SBAM Limited or by SBAM or SBAM Limited on sixty days' written notice to the Fund and the other party. This Subadvisory Consulting Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company
Act), in the event the Advisory Agreement between the Adviser and the Fund terminates for any reason or in the event the shareholders of the Portfolio fail to approve any continuance of the Agreement or the Agreement terminates for any reason.

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6.     AMENDMENTS TO THE SUBADVISORY CONSULTING AGREEMENT

This Subadvisory Consulting Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the outstanding voting securities of the Portfolio and by the vote of a majority of the Trustees of the Fund who are not interested persons of any party to this Subadvisory Consulting Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Portfolio if a majority of the outstanding voting securities of the Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other portfolio of the Fund or (b) all the portfolios of the Fund.


7.     COMPLAINTS

All formal complaints by SBAM or the Fund should in the first instance be made in writing to the Compliance Officer of SBAM Limited in accordance with paragraph 10 of this Subadvisory Consulting Agreement. In addition, SBAM and the Fund have the right to complain direct to IMRO.


8.     ENTIRE AGREEMENT

This Subadvisory Consulting Agreement contains the entire understanding and agreement of the parties with respect to the Portfolio.


9.     HEADINGS

The headings in the sections of this Subadvisory Consulting Agreement are inserted for convenience of reference only and shall not constitute a part hereof.


10.    NOTICES

All notices required to be given pursuant to this Subadvisory Consulting Agreement shall be delivered or mailed to the last known business address of the Fund or applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.


11.    SEVERABILITY

Should any portion of this Subadvisory Consulting Agreement for any reason be held to be void in law or in equity, the Subadvisory Consulting Agreement shall be construed insofar as is possible as if such portion had never been contained herein.


12.    GOVERNING LAW

The provisions of this Subadvisory Consulting Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Subadvisory Consulting Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

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13.    LIMITATION OF LIABILITY

The Declaration of Trust establishing the Fund, dated September 28, 1988, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name "North American Security Trust" (now referred to as "North American Funds") refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim, in connection with the affairs of the Fund or any portfolio thereof, but only the assets belonging to the Fund, or to the particular portfolio with which the obligee or claimant dealt, shall be liable.

IN WITNESS WHEREOF, the parties hereto have caused this Subadvisory Consulting Agreement to be executed by their duly authorized officers as of the date first mentioned above.


                         Salomon Brothers Asset
                         Management Inc

                         by:    ___________________________


                         Salomon Brothers Asset
                         Management Limited


                         by:    ___________________________

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                                 APPENDIX A
                                 ----------

SBAM will pay SBAM Limited, as full compensation for all services provided under this Subadvisory Consulting Agreement, a portion of the fee (such portion herein referred to as the "Subadvisory Consulting Fee") payable to SBAM under the Agreement being an amount equal to the fee payable under the Agreement multiplied by the current value of the net assets of the Delegated Portion and divided by the current value of the net assets of the portfolio.

The Subadvisory Consulting Fee shall be accrued for each calendar day in the period commencing with the Effective Date and ending on the date on which this Subadvisory Consulting Agreement terminates in accordance with its paragraph 5 and the sum of the daily fee accruals shall be paid to SBAM Limited by SBAM at such times and for such periods as SBAM and SBAM Limited shall agree.

The Subadvisory Consulting Fee will be paid by SBAM out its fee paid pursuant to the Agreement.

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